Exhibit 5.2

August 23, 2013

Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

K. Hovnanian Enterprises, Inc.

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

Ladies and Gentlemen:

I am Vice President and Corporate Counsel of Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and of K. Hovnanian Enterprises, Inc., a wholly-owned subsidiary of Hovnanian and a California corporation (“K. Hovnanian”). A Registration Statement on Form S-3 (the “Registration Statement”) was filed by Hovnanian, K. Hovnanian and certain other subsidiaries of Hovnanian (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof. The Registration Statement relates to the registration of (i) shares of Class A Common Stock of Hovnanian, par value $.01 per share (the “Class A Common Stock”), including the associated rights (each a “Right”) to purchase Series B Junior Preferred Stock, par value $0.01 per share (the “Preferred Shares”, and together with the Class A Common Stock, the “Common Stock”), which Rights initially will trade together with the Class A Common Stock and will be evidenced by certificates for shares of Class A Common Stock; (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of Hovnanian, par value $.01 per share (“Preferred Stock”), which may be issued in the form of depositary shares evidenced by the depositary receipts (the “Depositary Shares”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) warrants to purchase Depositary Shares (the “Depositary Shares Warrants” and together with the Common Stock Warrants and the Preferred Stock Warrants, the “Equity Warrants”); (vi) unsecured debt securities of Hovnanian, which may be senior (“Hovnanian Senior Debt Securities”), senior subordinated (“Hovnanian Senior Subordinated Debt Securities”) or subordinated (“Hovnanian Subordinated Debt Securities”) (collectively, the “Hovnanian Debt Securities”); (vii) warrants to purchase Hovnanian Debt Securities (the “Debt Security Warrants” and, together with the Equity Warrants, the “Securities Warrants”); (viii) unsecured debt securities of K. Hovnanian, which may be senior (the “K. Hovnanian Senior Debt Securities”), senior subordinated (“K. Hovnanian Senior Subordinated Debt Securities”) or subordinated (“K. Hovnanian Subordinated Debt Securities”) (collectively, the “K. Hovnanian Debt Securities” and, together with the Hovnanian Debt Securities, the “Debt Securities”) which, in each case, will be fully and unconditionally guaranteed by Hovnanian (the “Hovnanian Debt Guarantee”); (ix) guarantees of K. Hovnanian (in the case of the Hovnanian Debt Securities) and of the Subsidiary Guarantors to be issued in connection with the Debt Securities (the “Subsidiary Debt Guarantees” and together with the Hovnanian Debt

Guarantee, the “Debt Guarantees”); (x) guarantees of the Subsidiary Guarantors to be issued in connection with the Common Stock Warrants (the “Warrant Guarantees,” and together with the Debt Guarantees, the “Guarantees”); (xi) contracts for the purchase and sale of Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (xii) units consisting of one or more of any of the Debt Securities, Securities Warrants, Purchase Contracts, Preferred Stock, Depositary Shares or Common Stock (the “Units”), including in the case of K. Hovnanian, Units consisting of one or more K. Hovnanian Debt Securities (the “K. Hovnanian Units”); (xiii) Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Debt Guarantees that may be issued upon exercise or settlement of Securities Warrants, Purchase Contracts or Units, or that may be issued upon exchange or conversion of Debt Securities, whichever is applicable; and (xiv) shares of Common Stock in the amounts set forth in the Registration Statement (the “Selling Shareholder Shares”) to be offered for sale by the selling shareholders named in the Registration Statement (collectively, the “Selling Shareholders”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Purchase Contracts, the Units, the Securities Warrants and the Guarantees are hereinafter referred to collectively (together with any additional securities that may be issued by Hovnanian, K. Hovnanian and/or the Subsidiary Guarantors pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Securities Act)) as the “Securities”. The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

In connection with the opinions set forth herein, I have examined and relied upon the originals, or duplicates or certified or conformed copies identified to my satisfaction, of such records, agreements, documents and other instruments and have made such other and further investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of Hovnanian, K. Hovnanian and the Subsidiary Guarantors.

In such examination and in rendering the opinions set forth below, I have assumed the genuineness and authenticity of all documents examined by me and of all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies or duplicates of documents submitted to me and the authenticity of the originals of such documents and the truth and correctness of any representations and warranties contained therein. I have also assumed that (i) the Rights Agreement dated as of August 14, 2008 (the “Rights Agreement”) between Hovnanian and National City Bank, as Rights Agent (the “Rights Agent”) is the valid and legally binding obligation of the Rights Agent thereunder, (ii) Hovnanian has duly authorized, executed and delivered the Rights Agreement in accordance with all applicable laws (except that no such assumption is made with respect to the Delaware General Corporation Law (the “DGCL”) or the law of State of New York) and (iii) the delivery and performance by Hovnanian under the Preferred Shares do not and will not violate any applicable laws (except that no such assumption is made with respect to the DGCL or the law of the State of New York).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that:

1. Each of (i) the Indenture dated as of February 14, 2011, among K. Hovnanian, Hovnanian, as guarantor, and Wilmington Trust Company, as trustee (the “2011 K. Hovnanian Senior Trustee”), (ii) the Indenture dated as of August 8, 2005, among K. Hovnanian, Hovnanian, as guarantor, the other guarantors named therein and Deutsche Bank National Trust Company, as successor trustee (the “2005 K. Hovnanian Senior Trustee”) and (iii) the Indenture dated as of November 3, 2003, among K. Hovnanian, Hovnanian, as guarantor, and Deutsche Bank National Trust Company, as successor trustee (the “2003 K. Hovnanian Senior Trustee,” and together with the 2011 K. Hovnanian Senior Trustee and the 2005 K. Hovnanian Senior Trustee, the “K. Hovnanian Senior Trustees” and each a “K. Hovnanian Senior Trustee”), as supplemented by the Seventh Supplemental Indenture, dated as of June 12, 2006 among K. Hovnanian, Hovnanian, as guarantor, the other guarantors named therein and the 2003 K. Hovnanian Senior Trustee has been duly authorized, executed and delivered by K. Hovnanian. When appropriate action is taken by the Board of Directors of K. Hovnanian, a duly constituted and acting committee thereof or duly authorized officers of K. Hovnanian (such Board of Directors, committee or authorized officers being referred to herein as the “K. Hovnanian Board”), the applicable K. Hovnanian Senior Debt Securities will have been duly authorized and, when the applicable supplemental indenture to be entered into among K. Hovnanian, Hovnanian, as guarantor, the applicable K. Hovnanian Senior Trustee and such Subsidiary Guarantors as shall be named therein, if applicable (each Indenture, as supplemented, a “K. Hovnanian Senior Indenture”), pursuant to which the applicable K. Hovnanian Senior Debt Securities will be issued has been duly executed and delivered, the applicable K. Hovnanian Senior Debt Securities, when duly executed by K. Hovnanian, authenticated by the applicable K. Hovnanian Senior Trustee in accordance with the terms of the applicable K. Hovnanian Senior Indenture and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the applicable K. Hovnanian Senior Indenture relating thereto; and

2. The Indenture dated as of February 9, 2011, among K. Hovnanian, Hovnanian, as guarantor, and Wilmington Trust Company, as trustee (the “K. Hovnanian Senior Subordinated Trustee”), has been duly authorized, executed and delivered by K. Hovnanian. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Senior Subordinated Debt Securities will have been duly authorized and, when the supplemental indenture to be entered into among K. Hovnanian, Hovnanian, as guarantor, the K. Hovnanian Senior Subordinated Trustee and such Subsidiary Guarantors as shall be named therein, if applicable (as supplemented, the “K. Hovnanian Senior Subordinated Indenture”), pursuant to which the K. Hovnanian Senior Subordinated Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Senior Subordinated Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Senior Subordinated Trustee in accordance with the terms of the K. Hovnanian Senior Subordinated Indenture and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Senior Subordinated Indenture relating thereto; and

3. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Subordinated Debt Securities will have been duly authorized and, when the indenture and supplemental indenture thereto to be entered into among K. Hovnanian, Hovnanian, as guarantor, and Wilmington Trust Company, as trustee (the “K. Hovnanian Subordinated Trustee”) and the Subsidiary Guarantors, if applicable (the “K. Hovnanian Subordinated Indenture”), pursuant to which the K. Hovnanian Subordinated Debt Securities will be issued has been duly executed and delivered, the K. Hovnanian Subordinated Debt Securities, when duly executed by K. Hovnanian, authenticated by the K. Hovnanian Subordinated Trustee in accordance with the terms of the K. Hovnanian Subordinated Indenture and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the K. Hovnanian Subordinated Indenture relating thereto;

4. When appropriate action is taken by the K. Hovnanian Board, the K. Hovnanian Units will have been duly authorized and, when the unit agreement to be entered into among K. Hovnanian, Hovnanian, as applicable, and the unit agent as shall be named therein, pursuant to which the K. Hovnanian Units will be issued (the “Unit Agreement”) has been duly executed and delivered, the K. Hovnanian Units, when duly executed by K. Hovnanian in accordance with the terms of the Unit Agreement and issued and delivered against payment of the consideration therefor, will be legally issued and will constitute valid and legally binding obligations of K. Hovnanian entitled to the benefits of the Unit Agreement relating thereto; and

5. The Selling Shareholder Shares have been validly issued, and are fully paid and nonassessable and the Rights attached to the Selling Shareholder Shares constitute valid and legally binding obligations of Hovnanian, enforceable against Hovnanian in accordance with their terms.

My opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

In addition, with respect to my opinion set forth in paragraph 6 above and the Rights and the Rights Agreement, (i) I do not address the determination a court of competent jurisdiction may make regarding whether the Board of Directors of Hovnanian or a duly constituted and acting committee of such Board of Directors (such Board of Directors or committee, the “Hovnanian Board”) would be required to redeem or terminate, or take other action with respect to, the Rights at some future time based on the facts and circumstances existing at that time, (ii) I assume that the members of the Hovnanian Board acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement and (iii) I address the Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of the Rights Agreement or of the Rights issued thereunder would result in invalidating such Rights Agreement or Rights in their entirety.

I do not express any opinion herein concerning any laws other than the laws of the State of New York, the State of California and the DGCL.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Michael Discafani

Michael Discafani
Vice President and Corporate Counsel

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